UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 21, 2008

STAR RESORTS DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52449
(Commission File Number)

98-0521492
(IRS Employer Identification No.)

701 Brickell Ave., Suite 1550, Miami, FL 33131
(Address of principal executive offices and Zip Code)

305-728-5254
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 21, 2008 we entered into an assignment agreement with Latin Star Developments Inc. (“Latin Star”), a Nevis company wholly-owned by our director, David Craven. Latin Star owns rights to the shares and other assets (the “Assets”) through a memoranda of understanding (the “MOU”), real estate purchase agreement (the “REPA”) and other related documents (collectively, the “Memoranda”). The Memoranda may be assigned by Latin Star to the Company without the consent of any other parties;

In accordance with the Memoranda, Latin Star has paid the amount of $3,450,000: the sum of $3,250,000 pursuant to the MOU and the sum of $200,000 pursuant to the REPA;

Under the terms of the assignment agreement, Latin Star will assign to us, all of Latin Star’s right, title, interest in the Assets for consideration of 6,900,000 shares of our common stock.

A copy of the agreements relating to the above transactions are attached hereto as exhibits to this current report on Form 8-K. The foregoing summaries of the agreements are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

10.1	Assignment Agreement dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR RESORTS DEVELOPMENT INC.

/s/ Alejandro Aparicio

Alejandro Aparicio
President and CEO

January 22, 2008